                                                                  EXHIBIT (4)-7


 [THE FUJI BANK, LIMITED LOGO]
         THE FUJI BANK,LIMITED
         Houston Agency
         One Houston Center, Suite 4100
         1221 McKinney
         Houston, Texas 77010
         Tel: (713) 759-1800
         Fax: (713) 759-0048






                     NON-COMMITTAL LOAN FACILITY LETTER

July 12, 1995

Mr. Nick A. Bacile
Vice President Finance and Controller
Transcontinental Gas Pipe Line Corporation
2800 Post Oak Blvd.
Houston, Texas 77056-6106

Dear Mr. Bacile

We, The Fuji Bank, Limited, Houston Agency, (the "Bank") are pleased to offer Transcontinental Gas Pipe Line Corporation, hereinafter referred to as the "Borrower", a line of credit (the "Credit Facility") to be used for money market borrowings under the following terms and conditions:

1. TERM OF THE FACILITY: This Credit Facility is available until further notice effective from the date hereof, provided, however, notwithstanding anything herein or in the Promissory Note to the contrary, that the Bank shall have the continuing right, in its sole and absolute discretion, to accept or reject each loan requested by the Borrower hereunder.

2. AMOUNT: The aggregate principal amount of loans outstanding hereunder shall not exceed US$50,000,000 at any time.

3. LOAN MATURITIES: The maturity of any loan hereunder shall be for a period of up to 93 days as mutually agreed upon by the Borrower and the Bank, exercised at the initiation of each loan transaction.

4. INTEREST RATE: Each loan hereunder shall bear interest at the rate per annum (computed on a 360 day basis and actual days elapsed) quoted by the Bank upon request of the Borrower.

         All verbal instructions and communications given to the Bank by the Borrower will be promptly confirmed by the Borrower in writing. The interest payment on each loan shall be made at the maturity of each loan.

5.       COLLATERAL: None.

6.       PURPOSE: General Corporate Purposes.

7.       COMPENSATING BALANCE: None.

8. NOTIFICATION OF BORROWER: When desiring to make a drawing or to renew a loan for an additional period under this facility, the Borrower will notify the Bank by telephone of its intention to do so by 11:00 a.m., Houston time, on the date of drawdown or renewal.

9. PROMISSORY NOTE: All advances made by the Bank under this Non-Committal Loan Facility Letter shall be evidenced by a "grid" Promissory Note executed by the Borrower. The Borrower acknowledges that this Credit Facility is being established at the Borrower's request and for the Borrower's convenience. Accordingly, the Bank shall incur no liability to the Borrower in acting upon any telephone, telex, or letter request or other communication which the Bank believes in good faith to be duly authorized; in acting in good faith by endorsing the grids attached to the Promissory Note; or in otherwise acting in good faith under this Credit Facility, except for willful misconduct or gross negligence. In the event that any of the loans evidenced by the Promissory Note reaches maturity by its terms, or by acceleration declared by the Bank upon occurrence of any of the Events of Default as hereinafter defined, and payment thereunder falls due on a Saturday, Sunday, or public holiday under the laws of the State of Texas, such payment shall be made on the next succeeding business day and the period of such extension of time for payment shall be included for the purpose of computing the interest due upon payment of such borrowing.

10. PREPAYMENT: Prepayment prior to the maturity of each drawing will not be permitted.

11. DOCUMENTATION: Prior to the initial drawdown, the Bank shall have received the following documents, properly executed:

         (A)     Non-Committal Loan Facility Letter,

         (B)     Transcontinental Gas Pipe Line Corporation Promissory Note,

         (C) Transcontinental Gas Pipe Line Corporation Telephonic Transaction Authority form (Exhibit A),

         (F) Corporate Resolutions of Transcontinental Gas Pipe Line Corporation authorizing the Borrower to borrow funds under this Credit Facility,

         (G) Certificate of Incumbency of the Borrower authorizing the Borrower's signees,

         (H) Authorized wiring instructions for the Borrower's receipt of funds,

         (I) Transcontinental Gas Pipe Line Corporation written confirmation form (Exhibit B).

12. EVENTS OF DEFAULT: If any of the following events ("Events of Default") shall occur:

         (A) Failure of the Borrower to pay when due principal or interest upon borrowings made by it under this Credit Facility; or

         (B) Failure of the Borrower to perform or observe any other terms or provisions of this agreement and such failure is to continue unremedied for 30 days after such failure; or

         (C) The Borrower shall fail to pay any principal of or premium or interest on any borrowed indebtedness (i) which is outstanding in a principal amount of at least $5,000,000 in the aggregate or (ii) which is owing to the Bank under any other agreement or instrument (but excluding, in each case, indebtedness described in Section 12 (A)) (the indebtedness described in
                 (i) and (ii) hereinafter referred to as the "Other Debt"), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Other Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Other Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate the maturity of such Other Debt; or any such Other Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease such Other Debt shall be required to be made, in each case prior to the stated maturity thereof and by reason of a default by the Borrower in respect of such Other Debt; or

         (D) The dissolution or termination of the existence of the Borrower; or

         (E) The commencement by the Borrower under any bankruptcy, insolvency, debtor's or other similar Law of Bankruptcy or Insolvency proceedings or other proceedings seeking the Borrower's liquidation, reorganization, arrangement, re-adjustment of debt or composition, or the commencement against the Borrower of any such proceeding which is not controverted within 20 days and dismissed or stayed within 60 days; or

         (F) Admission of the Borrower in writing of its inability to pay its debts as they mature or its failure to pay its creditors generally; or

         (G) The taking of the title to, or possession of, or assumption of control over, all or a substantial part of the property or management of the Borrower by the United States Government, any other government (de facto or de jure) or any governmental agency or instrumentality; or

         (H) Any representation herein or by other written notice made by the Borrower to the Bank shall prove to have been incorrect in any material respect when made;

                 then, and in any event, the Bank may, by notice to the Borrower, (i) declare the willingness of the Bank to consider further requests by the Borrower that the Bank make further loans hereunder to the Borrower to be terminated, whereupon the same shall forthwith terminate, and (ii) may, by notice to the Borrower, declare the Note, all interest thereon and all other amounts payable by the Borrower under the Note and this Non-Committal Loan Facility Letter to be forthwith due and payable, whereupon the Note, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code, (A) the willingness of the Bank to consider further loans to the Borrower hereunder shall be automatically terminated and (B) the Borrower's Note, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by such Borrower.

13. WAIVERS: The Borrower hereby waives presentment, protest and all notices with respect to the debt instruments made by the Borrower as evidence of its borrowing pursuant to this Credit Facility.

14. GOVERNING LAW: THIS AGREEMENT AND EACH OF THE NOTES ISSUED IN CONNECTION WITH THIS CREDIT FACILITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

15. PARI PASSU: The Borrower's obligations under the Credit Facility will rank pari passu with all other senior unsecured indebtedness of the Borrower.

16. FINANCIAL INFORMATION: The Borrower will promptly deliver to the Bank such information reflecting the business affairs, assets and liabilities of the Borrower as the Bank may from time to time reasonably request.

17. INDEMNIFICATION: The Borrower hereby indemnities, defends and saves and holds harmless the Bank, and its officers, directors, employees and agents (each an "Indemnified Party") from and against all claims, actions and suits, and all expenses, damages, costs and penalties which an Indemnified Party may sustain or incur by reason of or arising out of the execution and delivery by such Borrower of this Non-Committal Loan Facility Letter and the consummation of the transactions with the Borrower contemplated hereby, except to the extent gross negligence or willful misconduct by an Indemnified Party contributed to their loss.

18. CROSS DEFAULT: There shall be no cross default to obligations of any person besides the Borrower and Borrower shall not be required to indemnify for loss arising out of any transaction between the Bank and any other person (including, but not limited to, the Borrower's affiliates).

19. THIS WRITTEN LETTER AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

20. The Borrower may not assign, sell or transfer any of its rights or obligations hereunder or under its Note without the prior written consent of the Bank.

21. THE BORROWER HEREBY EXPRESSLY ACKNOWLEDGES AND AGREES THAT THIS NON-COMMITTAL LOAN FACILITY LETTER IS TERMINABLE AT WILL BY THE BANK AT ANY TIME IN THE SOLE AND ABSOLUTE DISCRETION OF THE BANK AND THAT THE BANK HAS NO COMMITMENT OR OBLIGATION, EXPRESSED OR IMPLIED TO MAKE LOANS HEREUNDER.
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If you are in agreement with the above offer, please sign and return the attached copy hereof by August 15, 1995 or at your earliest convenience, whereupon this letter shall constitute an agreement between us.

Very Truly Yours,

THE FUJI BANK, LIMITED, HOUSTON AGENCY

By: /s/ KENICHI TATARA
   -----------------------------------
        Kenichi Tatara
        Vice President and Manager


AGREED TO AND ACCEPTED:

Transcontinental Gas Pipe Line Corporation
(as Borrower)

By: /s/ NICK A. BACILE
   -----------------------------------

Name: Nick A. Bacile
     ---------------------------------

Title: Vice President and Controller
      --------------------------------

                                   EXHIBIT A

                        TELEPHONIC TRANSACTION AUTHORITY

Listed below is (are) the individual(s) authorized to conduct banking activities with THE FUJI BANK, LIMITED, HOUSTON AGENCY (the "Bank") by telephonic communication on behalf of Transcontinental Gas Pipe Line Corporation (the "Borrower"). It is understood that by applying our signature to this Telephonic Transaction Authority, we, Transcontinental Gas Pipe Line Corporation, assume full responsibility for the transactions described hereunder, entered into by our Authorized Representative(s).

As agreed to in the Non-Committal Loan Facility Letter dated July 12, 1995 all verbal instructions communicated to the Bank by the Borrower will be promptly confirmed by the Bank in writing.

Authorized transactions include:

Draws on Money Market Line of Credit within terms set forth in the Non-Committal Loan Facility Letter, dated July 12, 1995.

Authorized Borrower Representatives:

            Name          Title         Phone        Restriction
            ----          -----         -----        -----------

1)
  ------------------------------------------------------------------------------

2)
  ------------------------------------------------------------------------------

3)
  ------------------------------------------------------------------------------

Transcontinental Gas Pipe Line Corporation

By:
   -----------------------------------

Name:
     ---------------------------------

Title:
      --------------------------------



By:
   -----------------------------------

Name:
     ---------------------------------

Title:
      --------------------------------
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                                   EXHIBIT B

                          FORM OF WRITTEN CONFIRMATION

This notice is to confirm the following money market transaction between Transcontinental Gas Pipe Line Corporation and THE FUJI BANK, LIMITED, HOUSTON AGENCY.

Transaction Date:

Maturity Date:

Principal:

Interest Rate:

Interest Due at Maturity:

Please review the above information for accuracy. If you believe an error has been made in the recording of this transaction, contact the undersigned at
_______________.



Very Truly Yours,


Transcontinental Gas Pipe Line Corporation

By:
   -----------------------------------

Name:
     ---------------------------------

Title:
      --------------------------------

                                                                    July 12,1995

                                PROMISSORY NOTE

         For value received, the undersigned (the "Borrower"), hereby promises to pay to the order of THE FUJI BANK, LIMITED, HOUSTON AGENCY (the "Bank"), the principal sum of FIFTY MILLION U.S. Dollar" (US $50,000,000) or, if less, the aggregate unpaid principal amount of all advances made hereunder by the Bank to the Borrower in accordance with the Non-Committal Loan Facility Letter referred to below and outstanding on the date of any payment due hereunder as a result of a default under paragraph 12 of the Non-Committal Loan Facility
Letter or upon maturity, together with interest (computed on the basis of a year of 360 days for the actual number of days elapsed) on any and all principal amounts hereunder from time to time outstanding from and including the date hereof until said principal amounts are paid in full, payable, as to each advance, if any, on the maturity date thereof as determined pursuant to the Non-Committal Loan Facility Letter, at a fixed interest rate per annum equal at all times to the lesser of (i) the maximum rate allowed by applicable law (the "Maximum Rate") or (ii) the rate quoted by the Bank upon a request for advance by the Borrower for a term mutually agreeable to the Borrower and the Bank (the "Quoted Rate"). Promptly after the Borrower and the Bank mutually agree upon the Quoted Rate and the term of the requested advance, the Borrower shall send to the Bank a written confirmation (substantially in the form of Exhibit C to the Non-Committal Loan Facility Letter) of such Quoted Rate, such term and the unpaid principal amount subject thereto, and, provided, that after any such mutually agreed term for an advance expires and the advance remains unpaid, such unpaid principal amount of such advance shall bear interest at the lesser of (a) the Prime Rate+2%, and (b) the Maximum Rate until paid. The duration of any term used in connection with a Quoted Rate shall in no way affect the Bank's right to demand payment hereunder pursuant to Paragraph 12 of the Non-
Committal Loan Facility Letter referred to below, provided, however, that unless the Bank shall have made a demand hereunder for payment, the Borrower shall have no right to repay any unpaid principal amount bearing interest at a Quoted Rate prior to the last day of the term therefor. For purposes of this Promissory note, Prime Rate shall mean the rate of interest per annum quoted by The Fuji Bank, Limited, New York Branch as its prime lending rate as such rate changes from time to time.

         If the principal of and interest on this Promissory Note or any costs and expenses incurred by the Bank in enforcing this Promissory Note are not paid when due, in lieu of the Quoted Rate all such overdue amounts of principal, interest costs and expenses shall bear interest at the lesser of(a) the Prime Rate+2%, and (b) the Maximum Rate until paid. Both principal and interest hereunder are payable prior to 11:00 AM (Houston time) on the day for payment thereof (whether upon a demand made as a result of a default under paragraph 12 of the Non-Committal Loan Facility Letter or upon maturity) in lawful money of the United States of America to the Bank at One Houston Center, 1221 McKinney Street Suite 4100, Houston,Texas 77010 in same day funds. Whenever any payment to be made hereunder shall be otherwise due on a Saturday, Sunday or a public holiday under the laws of the State of Texas (any other day being a "Business Day") such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest. All advances made by the Bank to the Borrower hereunder the applicable Quoted Rate and the duration of the term therefor, and all payments made on account of principal hereof, shall be recorded by the Bank, and prior to any transfer hereof endorsed on the grid attached hereto which is part of the Promissory Note. The Borrower also agrees to pay on demand all reasonable costs and expenses (including fees and expense of counsel) incurred by the Bank in enforcing this Promissory Note.

         This Promissory Note is the "grid" note referred to in the Non-Committal Loan Facility Letter agreement dated July 12, 1995, between the Borrower and the Bank. In any legal action or proceeding in respect of any amount due hereunder, the Borrower agrees that the entries posted on the attached grid shall be prima facie evidence of the principal and interest owing hereunder absent manifest error, provided, however, that the Borrower agrees that failure by the Bank to endorse any such entry shall not affect the validity of the Promissory Note or any other rights of the Bank or any subsequent holder with respect hereto.

         It is contemplated that, by reason of the various stated maturities of each advance hereunder, there may be times when no indebtedness is owing under this Promissory Note, but notwithstanding such occurrence,this Promissory Note shall remain valid and be in full force and effect as to (i) advances made hereunder subsequent to each such occurrence and (ii) all other obligations and indebtedness of the Borrower intended to be evidenced hereby unless the Borrower has repaid all its advances, all interest and costs and otherwise satisfied all its obligations under this Promissory Note and the Non-Committal Loan Facility Letter is terminated by Bank or Borrower, in which event this Promissory Note shall terminate and be forthwith canceled by the Bank and returned to the Borrower.

         Chapter 15, Subtitle 3, Title 79, of the Revised Civil Statutes of Texas, 1925, as amended, shall not apply to this Promissory Note and the advances evidenced hereby. The Bank and the Borrower further agree that, insofar as the provisions of Article 1.04, Subtitle 1, Title 79, of the Revised Civil Statutes of Texas, 1925, as amended are relevant to the determination of the Maximum Rate in respect of this Promissory Note and the advances made hereunder, the indicated rate ceiling computed from time to time pursuant to Section (a) of such article shall apply to this Promissory Note and the advances made hereunder; provided, however, that to the extent permitted by such Article, the Bank from time to time by notice from the Bank to the Borrower may revise its election of such interest rate ceiling as such ceiling affects the then current or future balances of advances outstanding hereunder.

         Anything in this Promissory Note to the contrary notwithstanding, the Borrower shall never be required to pay unearned interest on this Promissory Note and shall never be required to pay interest on this Promissory Note at a rate in excess of the Maximum Rate, and if the effective rate of interest which would otherwise be payable hereunder would exceed the Maximum Rate, or if the Bank or any holder of this Promissory Note shall receive any unearned interest or shall receive monies that are deemed to constitute interest which would increase the effective rate of interest payable under this Promissory Note to a rate in excess of the Maximum Rate, then the Borrower agrees that (i) the amount of interest which would otherwise be payable under this Promissory Note shall be automatically reduced to the Maximum Rate, and (ii) any earned interest paid by the Borrower or any interest paid by the Borrower in excess of the Maximum Rate shall, at the option of the Bank or any holder of this Promissory Note be either refunded to the Borrower or credited on the principal of this Promissory Note; provided, however, that if the rate of interest payable hereunder shall subsequently fall below the Maximum Rate, the Bank or any holder shall not reduce its accrual of interest at the Maximum Rate until the amount of interest so accrued equals the total amount of interest which would have accrued if there had been no Maximum Rate applicable to this Promissory Note.

         The Borrower irrevocably consents to the nonexclusive jurisdiction of the United States Federal Courts in, or state courts of, the State of Texas, at the election of the Bank. The Borrower represents and warrants to the Bank or other holder hereof that it is generally subject to suit and that neither it nor its property has any right to immunity from legal proceedings or execution on the ground of sovereignty or otherwise.

         Except to the extent specifically set out in the Non-Committal Loan Facility Letter, the Borrower and any and all endorsers, guarantors and sureties severally waive grace, presentment for payment, notice of dishonor, protest and notice of protest and diligence in collecting and bringing of suit against any party hereto, and agree to all modifications, renewals, extensions or partial payments hereon to any release or substitution of security, if any, hereof, in whole or in part, with or without notice, before or after maturity.

         In the event of a default hereunder the Borrower shall reimburse the Bank or other holder hereof for its reasonable costs of collection, including court costs and attorneys' fees. The failure of the Bank or other holder hereof to exercise any of its rights hereunder in any instance shall not constitute a waiver thereof in that or any other instance.

         This Promissory Note shall be governed by and construed in accordance with the laws of the State of Texas.


Transcontinental Gas Pipe Line Corporation

By: /s/ NICK A. BACILE
   -----------------------------------
                                   RNP
Name: Nick A. Bacile
     ---------------------------------

Title: Vice President and Controller
      --------------------------------